Exhibit 10.1

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED TOYS “R” US HOLDINGS, INC.

2005 MANAGEMENT EQUITY PLAN

This Amendment No. 1 (this “Amendment”) to the Amended and Restated Toys “R” Us Holdings, Inc. 2005 Management Equity Plan (the “Plan”) shall become effective as of the Closing (as defined in that certain Reorganization Agreement, dated as of June 10, 2008 (the “Reorganization Agreement”), by and among Toys “R” Us, Inc., a Delaware corporation (“Toys”), and Toys “R” Us Holdings, Inc., a Delaware corporation (“Holdings”), and sole stockholder of Toys). Capitalized terms used but not otherwise defined in this Amendment have the meaning given to such terms in the Reorganization Agreement and/or the Plan.

1.	Plan Name. The Plan is renamed the “Amended and Restated Toys “R” Us, Inc. Management Equity Plan.”

2.	Section 1.1 of the Plan is hereby deleted and replaced with the following:

“Establishment; Prior Plan. On July 21, 2005, the board of directors (the “Holdings Board”) of Toys “R” Us Holdings, Inc., a Delaware corporation (“Holdings”) adopted and established a stock incentive plan known as the “Toys “R” Us Holdings, Inc. 2005 Management Equity Plan” (the “Initial Plan”). On February 6, 2006, the Holdings Board adopted Amendment No. 1 to the Initial Plan (the “First Amendment”) and on June 28, 2006 the Holdings Board adopted Amendment No. 2 to the Initial Plan (the “Second Amendment” and together with the Initial Plan and the First Amendment, the “Original Plan”). Effective as of August 3, 2007, and in connection with the adoption and approval of Amendment No. 1 to Holdings’ Amended and Restated Certificate of Incorporation (the “COI Amendment”), the Holdings Board adopted the “Amended and Restated Toys “R” Us Holdings, Inc. 2005 Management Equity Plan” (the “Plan”), which amended and restated in its entirety the provisions of the Original Plan. Effective as of June 10, 2008, and in connection with consummation of the reorganization and liquidation of Holdings pursuant to that certain Reorganization Agreement, dated as of June 10, 2008 (the “Reorganization Agreement”), by and among Toys “R” Us, Inc., a Delaware corporation (“Toys”), and Holdings, the Holdings Board adopted Amendment 1 to the Plan to reflect the assumption by Toys of the obligations and rights of Holdings hereunder pursuant to the Reorganization.”

3.	From and after the closing of the transactions contemplated by the Reorganization Agreement (the “Closing”), all references in the Plan to the “Company” shall mean Toys. References to the “Company” that relate to periods prior to the Closing continue to mean Holdings.

4.	From and after the Closing, all references in the Plan to the “Common Stock” shall mean the common stock, par value $.001 per share, of Toys (defined as New Toys Common Stock in the Reorganization Agreement) or, in the event that the outstanding shares of such Common Stock are thereafter recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities. References to the “Common Stock” that relate to periods prior to the Closing continue to mean common stock of Holdings.

5.	From and after the Closing, all references in the Plan to the “Board” shall mean the Board of Directors of Toys. References to the “Board” that relate to periods prior to the Closing continue to mean the Holdings Board.

6.	From and after the Closing, all references in the Plan to “continuous employment by the Company and its Subsidiaries” shall include both (i) continuous employment with Holdings and its Subsidiaries prior to the Closing and (ii) continuous employment with Toys and its Subsidiaries after the Closing.

7.	Continuing Force and Effect. The Plan, as modified by the terms of this Amendment, shall continue in full force and effect from and after the date of the adoption of this Amendment set forth above.

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